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                                                                   Exhibit 10(a)


  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 18 to the 1933 Act Registration Statement (Form N-4 No. 333-43373) and Amendment No. 20 to the 1940 Act Registration Statement (Form N-4 No. 811-08569) pertaining to Lincoln Life Variable Annuity Account Q, and to the use therein of our reports dated (a) April 2, 2013, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) April 18, 2013, with respect to the financial statements of Lincoln Life Variable Annuity Account Q.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 18, 2013